DISTRIBUTION AGREEMENT

                                 AUGUST 2, 1985

Fairfield Group, Inc.
232 Lakeside Drive
Horsham, PA 19044

Gentlemen:

        This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Red Oak Cash Reserve Fund, Inc. ("the Fund"), a Maryland corporation, has agreed that Fairfield Group, Inc. ("Fairfield") shall be, for the period of this Agreement, the distributor of shares of common stock ("Common Shares") of the Fund.

        1. Services as Distributor.

        1.1 Fairfield will act as agent for the distribution of the Common Shares covered by the registration statement and prospectus then in effect under the Securities Act of 1933.

        1.2 Fairfield agrees to use appropriate efforts to solicit orders for the sale of the Common Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Fund understands that Fairfield is the distributor, and may in the future be the distributor, of the shares of several investment companies ("Companies") including Companies having investment objectives similar to those of the Fund. The Fund further understands that investors and potential investors in the Fund may invest in shares of such other Companies. The Fund agrees that Fairfield's duties to such Companies shall


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not be deemed in conflict with its duties to the Fund under this paragraph 1.2.

        Fairfield shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Common Shares, including, but not limited to, advertising, compensation of underwriters, dealers, and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature; provided, however, that Fairfield agrees that it shall furnish to the Fund's investment adviser, prior to any use or distribution thereof, copies of all prospectuses, statements of additional information, proxy statements, reports to shareholders, sales literature, advertisements, and other material prepared for distribution to shareholders of the Fund or to the public, which in any way refer to or describe the investment adviser or which include any tradenames, trademarks, or logos of the investment adviser or any affiliate of the investment adviser. Fairfield further agrees that it shall not use or distribute any such material if the investment adviser reasonably objects in writing to such use or distribution within ten business days after the date such material is furnished to it.

        1.3 All activities by Fairfield and its agents and employees as distributor of the Common Shares shall comply with all applicable laws, rules, and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange


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Commission or any securities association registered under the Securities
Exchange Act of 1934.

        1.4 Fairfield will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Fund.

        1.5 Fairfield will transmit any orders received by it for purchase or redemption of the Common Shares to the Fund's transfer agent and custodian.

        1.6 Whenever in their judgment such action is warranted by unusual market, economic, or political conditions, or by abnormal circumstances of any kind, the Fund's officers may decline to accept any orders for, or make any sales of, the Common Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

        1.7 Fairfield will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

        1.8 The Fund agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Common Shares for sale in such states as Fairfield may designate.

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        1.9 The Fund shall furnish from time to time, for use in connection with the sale of the Common Shares, such information with respect to the Fund and the Common Shares as Fairfield may reasonably request; and the Fund warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Fund shall also furnish Fairfield upon request with: (a) unaudited semiannual statements of the Fund's books and accounts prepared by the Fund, (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the securities in each Portfolio of the Fund, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Fund's financial condition as Fairfield may reasonably request.

        1.10 The Fund represents to Fairfield that all registration statements and prospectuses filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Common Shares have been carefully prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with the same Commission. The Fund represents and warrants to Fairfield that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact

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contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Common Shares. The Fund may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from Fairfield to do so, Fairfield may, at its option, terminate this agreement. The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving Fairfield reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

        1.11 The Fund authorizes Fairfield and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Common Shares. The Fund agrees to indemnify, defend, and hold Fairfield, its several officers and directors, and any person who controls Fairfield within the meaning of Section 15 of the Securities Act of 1933,

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as amended, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which Fairfield, its officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Fund's agreement to indemnify Fairfield, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities, or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Fund by Fairfield and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Fund's agreement to indemnify Fairfield and the Fund's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Fund or its shareholders to which Fairfield would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of Fairfield's

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reckless disregard of its obligations and duties under this agreement. The
Fund's agreement to indemnify Fairfield, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against Fairfield, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in Horsham, Pennsylvania and sent to the Fund by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 1.11. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand, or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by Fairfield, which approval shall not unreasonably be withheld. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by Fairfield, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case Fairfield reasonably does not approve of counsel chosen by the Fund, the Fund will reimburse Fairfield, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Fairfield or them. The Fund's indemnification agreement contained in this paragraph

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1.11 and the Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Fairfield, its officers and directors, or any controlling person, and shall survive the delivery of any Common Shares. This agreement of indemnity will inure exclusively to Fairfield's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees promptly to notify Fairfield of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any Common Shares.

        1.12 Fairfield agrees to indemnify, defend, and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or directors, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Fairfield to the Fund and used in the answers to any of the items of the registration statement or in the corresponding statements made in the


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prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Fairfield to the Fund required to be stated in such answers or necessary to make such information not misleading. Fairfield's agreement to indemnify the Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Fairfield's being notified of any action brought against the Fund, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to Fairfield at its principal office in Horsham, Pennsylvania, and sent to Fairfield by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Fairfield shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on Fairfield's part, and in any other event the Fund, its officers or directors, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Fairfield of any such action shall not relieve Fairfield from any liability which Fairfield may have to the Fund, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Fairfield's indemnity agreement contained in this paragraph 1.12.

        1.13 No Common Shares shall be offered by either Fairfield or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of Common Shares hereunder shall be accepted by the

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Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10(b)(2) of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase Common Shares from any shareholder in accordance with the provisions of the Fund's prospectus or Articles of Incorporation.

        1.14 The Fund agrees to advise Fairfield as soon as reasonably practicable by a notice in writing delivered to Fairfield or its counsel:

        (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

        (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Fund of any proceeding for that purpose;

        (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a


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change in such registration statement or prospectus in order to make the statements therein not misleading; and

        (d) of all action of the Securities and Exchange Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

        For purposes of this section, informal requests by or acts of the staff of the Securities and Exchange Commission shall not be deemed actions of or requests by the Securities and Exchange Commission.

        1.15 Fairfield agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and its prior, present, or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Fairfield may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. Fairfield shall provide such information to the Fund's other service providers at such time or times and in such form or forms as the Fund may reasonably request.

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        1.16 This agreement shall be governed by the laws of the Commonwealth of
Pennsylvania.

        2. Term.

        This agreement shall become effective August 2, 1985, and, unless sooner terminated as provided herein, shall continue until June 30, 1987 and thereafter shall continue automatically for successive annual periods ending on June 30 of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) by a vote of a majority (as defined in the Investment Company Act of 1940) of the Fund's outstanding voting securities; provided that, in either event, the continuance is also approved by the majority of the Fund's directors who are not parties to the agreement or interested persons (as defined in the Investment Company Act of 1940) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on not less than sixty days' notice, by the Fund's Board of Directors, by vote of a majority (as defined in the Investment Company Act of 1940) of the Fund's outstanding voting securities, or by Fairfield. This agreement will also terminate automatically in the event of its assignment (as defined in the Investment Company Act of 1940).

        Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

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                                       Yours very  truly,

                                       RED OAK CASH RESERVE FUND, INC.


                                       By /s/ Francis J. Bruzda
                                          -------------------------
                                          Francis J. Bruzda






Accepted:

FAIRFIELD GROUP, INC.

By /s/ Richard B. Seidel
   --------------------------
   Richard B. Seidel
   Authorized Officer